EXHIBIT 10.4

BANK OF AMERICA


                        THIRD LOAN MODIFICATION AGREEMENT


          This Third Loan Modification Agreement dated as of March 1, 2010 (this "Amendment"), is entered into by and between TEL-INSTRUMENT ELECTRONICS CORP. (whether one or several, "Borrower"), and BANK OF AMERICA, N.A. ("Lender").

                                    RECITALS
                                    --------

          A. On or about November 9, 2005, (the "Origination Date"), Borrower executed a certain Note and Agreement (the "Loan Agreement") and certain other loan documents (together with the Loan Agreement, the "Loan Documents") in favor of Lender pursuant to which Borrower was granted a loan or line of credit (the "Loan") in the original principal amount of $1,750,000.00. As used herein, the term "Loan Documents" shall mean all documents executed and delivered to Lender which evidence, secure, guaranty or relate to the Loan (as heretofore modified or amended). Lender remains the owner and holder of the Loan Documents.

          B. As of March 1, 2010, the amount due under the Loan Documents is $631,749.75 consisting of principal in the amount of $599,906.25, accrued and unpaid interest in the amount of $1,749.75, and late fees in the amount of $30,093.75

          C. Borrower and Lender wish to amend the Loan Documents as set forth in this Amendment.

                                    AGREEMENT
                                    ---------

          Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

          1. AMENDMENT TO LOAN DOCUMENTS. The Loan Documents are amended as follows:

          1.1 Section 1 of the Loan Agreement entitled "Line of Credit" is hereby deleted in its entirety and replaced with the following:

              1. "LINE OF CREDIT

              1.1 Line of Credit Amount

              (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is equal to the lesser of (i) One Million and 00/100 Dollars ($1,000,000.00) (the "Credit Limit") or
              (ii) the Borrowing Base (defined below).

                    (b) This is a revolving line of credit. During the
               availability period, the Borrower may repay principal amounts and reborrow them.

              (c) The Borrower agrees not to permit the principal balance outstanding to exceed the Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

              (d) The term "Borrowing Base" as used herein shall mean the following:


                  (i) Up to eighty percent (80%) of the unpaid face amount of
              Eligible Accounts Receivable (as defined below) PLUS

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                  (ii) Up to twenty percent (20%) of the Material Value (as
              defined in the Borrowing Base Certificate) of Borrower's Eligible Inventory (as defined below).

              (e) The term "Eligible Accounts Receivable", as used herein, means the total of all Accounts (as defined in the Uniform Commercial
              Code) owing to Borrower which meet the following specifications at the time such Account came into existence and continues to meet the same until such Account is collected in full:

                  (i) The Account is not more than 90 days from the date of the invoice thereof.

                  (ii) The Account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Lender, shipping and delivery receipts evidencing such shipment.

                  (iii) The Account is not subject to any prior assignment,
              claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

                  (iv) The Account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to his liability thereon and has not returned any of the goods from the sale of which the Account arose.

                  (v) The Account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of Borrower.

                  (vi) No notice of bankruptcy or insolvency of the Account
              debtor has been received by or is known to Borrower.

                  (vii) The Account is not owed by an account debtor whose
              principal place of business is outside the United States of America.

                  (viii) The Account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of Borrower.

                  (ix) The account debtor is not located in the State of New
              Jersey, unless borrower is a New Jersey corporation, has received a certificate of authority to do business in New Jersey or has filed aNotice of Business Activities Report with the New Jersey Division of Taxation for the then current year.

                  (x) The Account is not evidenced by a promissory note.

                  (xi) The Account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis.

                  (xii) The Lender in its sole reasonable discretion does not deem the Account to be unacceptable for any reason.

              PROVIDED THAT if at any time twenty percent (20%) percent or more of the aggregate amount of the Accounts due from any Account debtor are unpaid in whole or in part more than ninety (90) days from the respective dates of invoice, from and after such time none of the Accounts (then existing or thereafter arising) due from such Account debtor shall be included in the Borrower's Eligible Accounts Receivable until such time as all Accounts due from such Account debtor are (as a result of actual payments received thereon) no more than 90 days from the date of invoice; Accounts payable by Borrower to an account debtor shall be netted against Accounts due from such account debtor and the difference (if positive) shall be included in Eligible Accounts Receivable from such Account debtor for purposes of determining the Borrowing

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              Base (notwithstanding paragraph (iv) above); characterization of any Account due from an Account debtor as an Eligible Account Receivable shall not be deemed a determination by Lender as to its actual value nor in any way obligate Lender to accept any Account subsequently arising from such account debtor to be, or to continue to deem such Account to be, an Eligible Account Receivable ; it is Borrower's responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of Accounts are with Borrower; and all Accounts whether or not Eligible Accounts constitute Collateral.

              (f) The term "Eligible Inventory", as used herein, means Borrower's raw materials, work in process and finished goods which are initially and at all times until sold: new and unused (except, with Lender`s written approval, used equipment held for sale or lease), in first-class condition, merchantable and saleable through normal trade channels; at a location which has been identified in writing to Lender; subject to a perfected security interest in favor of Lender; owned by Borrower free and clear of any lien except in favor of Lender; not obsolete; not scrap, wastes, defective goods and the like; have been produced by Borrower in accordance with the Federal Fair Labor Standards act of 1938, as amended, and all rules, regulations and orders promulgated thereunder; and have not been designated by Lender in its sole discretion as unacceptable for any reason by notice to Borrower.


              1.2 Availability Period. The line of credit is available between the date of this Agreement and October 30, 2010, or such earlier date as the availability may terminate as provided in this Agreement (the "Expiration Date").

              The availability period for this line of credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal for the line of credit (the "Renewal Notice"). If this line of credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice. If this line of credit is renewed, the term "Expiration Date" shall mean the date set forth in the Renewal Notice as the Expiration Date and the same process for renewal will apply to any subsequent renewal of this line of credit. A renewal fee may be charged at the Bank's option. The amount of the renewal fee will be specified in the Renewal Notice.

              1.3 Conditions to Availability of Credit. In addition to the items required to be delivered to the Bank under the paragraph entitled "Financial Information" in the "Covenants" section of this Agreement, the Borrower will promptly deliver the following to the Bank at such times as may be requested by the Bank:

              (a) A borrowing certificate, in form and detail satisfactory to the Bank, setting forth the Acceptable Receivables and the Acceptable Inventory on which the requested extension of credit is to be based.

              (b) Copies of the invoices or the record of invoices from the Borrower's sales journal for such Acceptable Receivables and a listing of the names and addresses of the debtors obligated thereunder.

              (c) Copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables.

              (d) Copies of the cash receipts journal pertaining to the borrowing certificate.

              1.4 Repayment Terms.

              (a) The Borrower will pay interest on March 30, 2010, and then on the same day of each month thereafter until payment in full of any principal outstanding under this facility.

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              (b) The Borrower will repay in full any principal, interest or other charges outstanding under this facility no later than the Expiration Date.


              1.5 Interest Rate.

              (a) Effective March 1, 2010, the interest rate is a rate per year equal to the Bank's Prime Rate plus two percentage points (2%).

              (b) The Prime Rate is the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate."

           1.2 Section 7.2 of the Loan Agreement entitled "Financial Information" is hereby amended to add the following:T

              "(e) A borrowing certificate, in form and substance acceptable to Bank in its sole discretion, setting forth the amount of Acceptable Receivables and Acceptable Inventory as of the last day of each month within ten (10) days after month end and, upon the Bank's request, copies of the invoices or the record of invoices from the Borrower's sales journal for such Acceptable Receivables, copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables, and copies of the cash receipts journal pertaining to the borrowing certificate. (f) A detailed aging of the Borrower's receivables by invoice or a summary aging by account debtor, as specified by the Bank, within ten (10) days after the end of each month. (g) A summary aging by vendor of accounts payable within ten (10) days after the end of each month."

           1.3 Section 7 of the Loan Agreement entitled "Covenants" is hereby amended to add the following:


               "7.18 Payments on Loans from Shareholders. Not to make any principal or interest payments on any debt owed to any shareholders of Borrower without the written consent of Bank. Notwithstanding the foregoing, bank approves the payment pf monthly interest payments on those two certain $125,000 Subordinated Notes dated February 22, 2010 each individually executed by Jeffrey C. O'Hara and Harold K. Fletcher provided Borrower DSCR is at least 1.2:1x."

           -DSCR means the ratio of Net Cash Flow to Debt Service Expense

           -Net Cash Flow means EBITDA minus dividends or other distributions minus provision for federal, state and local income taxes minus Capital Expenditures which are not financed by long term debt.

           -Debt Service Expense means interest charges, plus the current portion of any long-term debt, plus the portion attributable to principal of all payments on Capital Leases (computed at the implicit rate, if know, or 10% per annum otherwise), computed in accordance with GAAP.

           1.4 Waiver of Late Fee. Upon execution and delivery of this Agreement by Borrower and satisfaction of all Conditions precedent set forth in Section 3, Lender shall waive the outstanding late fees in the amount of $30,093.75.

All other terms, conditions and covenants contained in the Loan Documents shall be and remain in full force and effect.

     2. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that except as has been previously disclosed in writing by Borrower to Lender:

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     (a) all of the representations and warranties set forth in the Loan
Documents are true and correct on and as of the date of this Amendment and are applicable to this Amendment;

     (b) no default has occurred under the Loan Documents;

     (c) no event, which, with the giving of notice or lapse of time or both, would cause a default under the Loan Documents has occurred and is continuing;

     (d) since the Origination Date there has been no material adverse change in the financial condition or business operations of the Borrower other than as previously disclosed to Lender;

     (e) Borrower has provided Lender all of its Annual and Quarterly Reports filed with the Securities Exchange Commission;

     (f) all the individuals signing this Amendment on behalf of Borrower are duly authorized by Borrower to enter into this Amendment;

     (g) with respect to all Receivables, to the best of the Borrower's knowledge (i) there has been no default or cancellation with respect thereto,
(ii) the Receivables are not dependent on any future appropriations, (iii) the assignment of all sums due thereunder does not violate any law, statute, or regulation and is permissible, (iv) the Borrower has the right to assign all monies due thereunder, (v) any prior assignment with respect thereto have been terminated; and (vi) the Borrower is not subject to any pending or threatened debarment proceedings;

     (h) the Borrower will promptly, upon request by the Lender, comply with any and all of the requirements of the Assignment of Claims Act (Title 31 Section 3727 and Title 41 Section 15 of the United States Code), where such statutes are applicable to any Eligible Accounts Receivable, and shall take all such other action as may be necessary to facilitate the direct assignment to the Lender of the payments due or to become due under any Eligible Accounts Receivable, and such further action as may be necessary to facilitate the creation and perfection of the Lender's security interest in such payments.

     3. CONDITIONS PRECEDENT. This Amendment shall become effective (the "Effective Date") when:

        3.1 This Amendment has been executed by Borrower and Lender;

        3.2 All actions required to be taken by Borrower in connection with the transactions contemplated by this Amendment have been taken in form and substance satisfactory to Lender;

        3.3 Lender has received counterpart originals of this Amendment executed by all parties listed on the signature page(s) hereto and originals or certified or other copies of such other documents as Lender may reasonably request.

        3.4 Borrower shall be in compliance with all other terms and conditions of the Loan Documents other than as specifically provided herein.

        3.5 To the extent permitted by law, Lender shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Lender in connection with this Amendment, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Lender's counsel, including the market value of services of in-house counsel. Such costs and expenses may include the allocated costs for services of Lender's in-house appraisal and/or environmental services staffs. Borrower acknowledges that the extension/modification fee payable in connection with this transaction does not include the amounts payable by Borrower under this subsection.

        3.6 Borrower shall have paid to Lender any interest unpaid on the Loan Documents, if any, through but not including the date of the execution and delivery of this Amendment.

        3.7 Borrower shall have paid to Lender a modification fee of $5,000.00

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     4. CONFIRMATION OF COLLATERAL/FURTHER ASSURANCES. To the extent that
Borrower has previously granted a security interest and/or lien to secure its obligations to Lender arising out of the Loan Documents, Borrower hereby: i) confirms to Lender all such security interests and liens; ii) acknowledges and agrees that all such obligations shall continue to be secured by any and all such security interests and liens except as expressly provided herein; iii) agrees to promptly comply, upon request by the Lender, with any and all of the requirements of Title 31 Section 3727 and Title 41 Section 15 of the United States Code and all rules and regulations relating thereto, as amended, where such statutes, rules and regulations are, at the option of the Lender, applicable to particular contracts; and iv) at Borrower's sole cost and expense, agrees to execute and deliver to Lender any and all agreements and other documentation and to take any and all actions reasonably requested by Lender at any time to assure the perfection, protection, and enforcement of Lender's rights under the Loan Documents as amended hereby with respect to all such security interests and liens.

     5. REAFFIRMATION. Except as modified hereby, all of the terms, covenants, and conditions of the Loan Documents are ratified, reaffirmed, and confirmed and shall continue in full force and effect. Should any term or provision of the Loan Documents conflict with the terms or provisions contained in this Amendment the terms and provisions of this Amendment shall be controlling. This Amendment is not intended to be, nor shall it be construed to be, a novation or an accord and satisfaction of any other obligation or liability of Borrower to Lender.

     6. 6. EVENTS OF DEFAULT. If any of the following events of default occurs, Lender may do one or more of the following without prior notice: declare Borrower in default and require Borrower to repay its entire debt immediately. In addition, if any event of default occurs, Lender shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with the Loan, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to Borrower, then the entire debt outstanding under this Amendment will automatically be due immediately.

           6.1 Failure to Pay. Borrower fails to make any payment under the Loan Documents or this Amendment whether at the due date thereof or at a date fixed for repayment or by acceleration or otherwise.

           6.2 Other Lender Agreements. Any default occurs under any other agreement Borrower has with Lender or any affiliate of Lender.

           6.3 Cross-default. Any default occurs under any agreement in connection with any credit Borrower has obtained from anyone else or which Borrower or any of Borrower's related entities or affiliates has guaranteed.

           6.4 False Information. Borrower has given Lender false or misleading information or representations.

           6.5 Bankruptcy or Other Financial Difficulty. Borrower's involvement in financial difficulties as evidenced by:
           (i) an attachment made on its property or assets that remains unreleased for a period in excess of forty-five (45) days; or
           (ii) the inability to pay its debts (Including without limitation taxes) generally as they become due; or
           (iii) the appointment or authorization of a custodian as defined in the Bankruptcy Code; or
           (iv) the commencement of a voluntary case under any chapter of the Bankruptcy Code; or
           (v) the filing of an involuntary petition under any chapter of the Bankruptcy Code; or
           (vi) the entry of an order for relief in any involuntary case; or
           (vii) any other judicial modification or adjustment of the rights of Borrower's creditors; or
           (viii) the making of a general assignment for the benefit of creditors.

           6.6 Receivers. A receiver or similar official is appointed for any portion of Borrower's business, or the business is terminated, liquidated or dissolved.

           6.7 Revocation or Termination. If Borrower is comprised of the trustee(s) of a trust, the trust is revoked or otherwise terminated or all or a substantial part of Borrower's assets are distributed or otherwise disposed of.

           6.8 Judgments. Any judgments or arbitration awards are entered against Borrower.

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           6.9 Death/Termination. Death, incapacity, dissolution or termination of the legal existence of Borrower

           6.10 Material Adverse Change. Any material adverse change in the financial condition of Borrower or any act or omission of Borrower that leads Lender reasonably to believe that performance of any of the covenants, agreements, or conditions set forth (i) in the Loan Documents or (ii) in any agreement or undertaking between Borrower and any of its trade creditors, is or may be substantially impaired.

           6.11 Government Action. Any government authority takes action that Lender believes materially adversely affects Borrower's or any Obligor's financial condition or ability to repay.

           6.12 Illegal Activity. Participation in any illegal activity or in any activity, whether or not related to the business of Borrower, that may subject the assets of Borrower to (i) a restraining order or any form of injunction issued by a federal or state court, or (ii) seizure, forfeiture or confiscation by any federal or state governmental instrumentality.

           6.13 Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Amendment or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty.

           6.14 Uninsured Loss. The occurrence of any material, uninsured casualty loss with respect to any assets of Borrower

           6.15 Other Breach Under Agreement. A default occurs under any other term or condition of this Amendment not specifically referred to in this subsection.

           6.16 Lien Priority. Lender fails to have an enforceable lien (except for any liens to which Lender has consented in writing) on or security interest in any property given as security for the Loan

                Applicability to General Partners, Guarantors, Pledgors and Trustees. The happening of any event or condition set forth in this subsection with respect to a general partner of a partnership of Borrower, any Guarantor of the Loan, any Pledgor of any collateral securing the Loan or any trustee of a trust that is obligated on the Loan shall likewise constitute an event of default hereunder.

           6.18 Additional Remedy for Failure to Assign Payments as Requested. The Borrower acknowledges that the Lender will be irreparably harmed if the Borrower fails, after request by the Lender, to promptly assign payments due or to become due under any Eligible Receivables when required by the Lender, pursuant to this Agreement, and that the Lender shall have no adequate remedy at law. Therefore, the Borrower agrees that the Lender shall be entitled to the following remedies, in addition to all other remedies allowed by law or under this Agreement.

           (a) an injunction compelling the Borrower's compliance with the provisions of this Agreement requiring the Borrower to assign payments due or to become due under any Eligible Receivables;

           (b) the appointment of a receiver, with instructions that the receiver shall comply, in the Borrower's name and on its behalf, with the provisions of this Agreement requiring the Borrower to assign payments due or to become due under any Eligible Receivables; and

           (c) such other or further equitable relief as may be necessary or desirable to secure to the Lender the benefits of the rights of an assignee under the Assignment of Claims Act (Title 31 Section 3727 and Title 41
     Section 15 of the United States Code).

           6.19 No Event of Default. At the signing of this Agreement, neither the Lender nor Borrower nor any Guarantor is aware of the existence of any Event of Default under the Loan Documents.

     7. BINDING EFFECT. This Amendment shall be binding upon Borrower, Lender, and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns; provided, however, that Borrower may not assign this Amendment, the Loan Documents, or its rights arising out of any agreements or instruments relating thereto without Lender's prior written consent, and any prohibited assignment shall be null and

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void. The Lender may, without notice to or consent of any person, sell, assign, securitize, grant a participation in or otherwise dispose of all or any portion of the Loan Documents. In the event that Lender seeks to sell, assign, securitize or participate interests in all or any part of the Loan, then Borrower and, if any, all guarantors hereby authorize Lender to release all or part of any financial or credit information provided by any of them to Lender to any such banks, insurance companies, pension funds, trusts or other institutional lenders or entities, parties or investors without notice to Borrower or guarantors.

     8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment shall be deemed to have been executed and delivered on the Effective Date.

     9. AMENDMENT AND WAIVER. No amendment or waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

     10. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the state provided for in the Loan Documents without reference to conflict of law principles.

     11. SEVERABILITY. Any provision of this Amendment that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void, or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

     12. RELEASE. As a material part of the consideration for Lender entering into this Amendment, Borrower and, if any, each guarantor or owner of collateral signing this Amendment, (collectively "Releasor") agree as follows (the "Release Provision"):

         12.1 Releasor hereby releases and forever discharges Lender and Lender's predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as "Lender Group"), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to have against any of Lender Group; provided, however, that Lender shall not be released hereby from any obligation to pay to Releasor any amounts that Releasor may have on deposit with Lender, in accordance with applicable law and the terms of the documents establishing any such deposit relationship.

         12.2 Releasor agrees not to sue any of Lender Group or in any way assist any other person or entity in suing Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

         12.3 Releasor acknowledges, warrants, and represents to Lender Group that:

                 12.3.1 Releasor has read and understands the effect of the Release Provision. Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Amendment, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

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                 12.3.2 Releasor is not acting in reliance on any
representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

                 12.3.3 Releasor has executed this Amendment and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

                 12.3.4 Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

         12.4 Releasor understands that the Release Provision was a material consideration in the agreement of Lender to enter into this Amendment.

         12.5 It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender so as to foreclose forever the assertion by Releasor of any claims released hereby against Lender.

         12.6 If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

     13. FINAL AGREEMENT. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

     14. Borrower and, if any, each guarantor, waive any and all rights, pursuant to New Jersey "Fair Foreclosure Act", including, but not limited to, the right to any notice of default, the right to cure, and the right to request and obtain adjournment(s) of any sale public or private of any collateral and any and all right, pursuant to N.J.S.A. 2A:17-36 and R. 4:64-4, to request and obtain adjournment(s) of any sheriff sale of any collateral.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        BANK OF AMERICA, N.A.


                                        By:  /s/  Edmond T. Giorgo, Jr.
                                           ------------------------------------
                                                  Edmond T. Giorgi, Jr.
                                                  Vice President

                                        TEL-INSTRUMENT ELECTRONICS CORP.


                                        By:  /s/  Joseph P. Macaluso
                                           ------------------------------------
                                                  Joseph P. Macaluso
                                                  Principal Accounting Officer

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